As filed with the Securities and Exchange Commission on December 28, 2009

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM F-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Orbotech Ltd.

(Exact Name of Registrant as Specified in its Charter)

Not Applicable

(Translation of Registrant’s Name into English)

Israel	None
(State or other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

Sanhedrin Boulevard

North Industrial Zone

P.O. Box 215

Yavne 81101

Israel

Tel: + 972-8-9423622

(Address and telephone number of Registrant’s principal executive offices)

Orbotech, Inc.

44 Manning Road

Billerica, Massachusetts 01821

Attention of Guy Shemi

Tel: 978-667-6037

(Name, address and telephone number of agent for service)

Copies to:

LizabethAnn Eisen, Esq.	David Cohen, Adv.
Cravath, Swaine & Moore LLP Worldwide Plaza	Tulchinsky Stern Marciano Cohen Levitski & Co., Law Offices
825 Eighth Avenue	4 Berkowitz St. (Museum Tower)
New York, New York 10019	Tel Aviv Israel 64238
Tel: (212) 474-1000 Fax: (212) 474-3700	Tel: +972-3-6075000 Fax: +972-3-6075050

Approximate Date of Commencement of Proposed Sale of the Securities to the Public: From time to time after the effective date of this Registration Statement, as determined by market conditions.

If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Unit(2)	Proposed Maximum Aggregate Offering Price(1)(3)	Amount of Registration Fee
Ordinary Shares, NIS 0.14 nominal value(4)
Warrants
Subscription Rights(5)
Debt Securities
Total		100%	$150,000,000	$10,695

(1)	There are being registered hereunder such indeterminate number of Ordinary Shares, such indeterminate number of warrants, such indeterminate number of subscription rights and such indeterminate number of debt securities as will have an aggregate initial offering price not to exceed $150,000,000, or if any securities are issued in any non United States currency units, the equivalent thereof in non United States currencies. This registration statement shall also cover any additional securities to be offered or issued from stock splits, stock dividends, recapitalizations or similar transactions. If any debt securities are issued at an original issue discount, then the offering price of such debt securities shall be in such greater principal amount as shall result in a maximum aggregate offering price not to exceed $150,000,000, less the aggregate dollar amount of all securities previously issued hereunder. Securities registered hereunder may be sold either separately or as units comprising more than one type of security registered hereunder.
(2)	The proposed maximum aggregate offering price for each class of securities will be determined from time to time by the Registrant in connection with the issuance by the Registrant of the securities registered hereunder and is not specified as to each class of securities pursuant to General Instruction II.C. of Form F-3 under the Securities Act of 1933, as amended.

(3)	Estimated solely for the purposes of calculating the registration fee pursuant to Rule 457(o) of Regulation C under the Securities Act of 1933, as amended.
(4)	The Ordinary Shares being registered also include such indeterminate number of Ordinary Shares as may be issued upon exercise, conversion or exchange of other securities. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities.
(5)	Rights evidencing the right to purchase Ordinary Shares.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

This information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED DECEMBER 28, 2009.

PROSPECTUS

$150,000,000

ORBOTECH LTD.

ORDINARY SHARES

WARRANTS

SUBSCRIPTION RIGHTS

DEBT SECURITIES

We may offer ordinary shares, NIS 0.14 nominal value (“Ordinary Shares”), warrants, subscription rights and/or debt securities from time to time. When we decide to sell securities, we will provide specific terms of the offered securities, including the offering prices of the securities, in a prospectus supplement. The securities offered by the Registrant pursuant to this prospectus will have an aggregate public offering price of up to $150,000,000.

The securities covered by this prospectus may be offered and sold from time to time in one or more offerings, which may be through one or more underwriters, dealers and agents, or directly to the purchasers. The names of any underwriters, dealers or agents, if any, will be included in a supplement to this prospectus.

This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. The specific terms of any securities to be offered, and the specific manner in which they may be offered, will be described in one or more supplements to this prospectus. A prospectus supplement may also add, update or change information contained in this prospectus.

The Ordinary Shares are traded on the Nasdaq Global Market under the symbol ‘ORBK’.

Our principal offices are located at Sanhedrin Boulevard, North Industrial Zone, Yavne 81101, Israel. Our telephone number at that address is +972-9423533.

Investing in our securities involves risks. You should consider carefully the risk factors referred to in this prospectus on page 2 and in the applicable supplement to this prospectus before investing in any securities that may be offered.

Neither the Securities and Exchange Commission nor any state or other securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Prospectus dated                 , 2009

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the United States Securities and Exchange Commission (the “SEC”) utilizing a shelf registration process. Under this shelf process, we may sell from time to time up to $150,000,000 of any combination of the securities described in this prospectus.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information contained in this prospectus and any prospectus supplement, you should rely on the information contained in that particular prospectus supplement. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”

You should rely only on the information provided in this prospectus and the prospectus supplement, as well as the information incorporated by reference. We have not authorized anyone to provide you with additional or different information. We are not making an offer of these securities in any jurisdiction or state where the offer is not permitted. You should not assume that the information in this prospectus, any prospectus supplement or any documents incorporated by reference herein or therein is accurate as of any date other than the date of the applicable document.

ORBOTECH LTD.

Orbotech Ltd. (the “Company” or “Orbotech”) is principally engaged in the design, development, manufacture, marketing and service of yield-enhancing and production solutions for specialized applications in the supply chain of the electronics industry. The Company’s products include automated optical inspection (“AOI”), production and process control systems for printed circuit boards (“PCB”s) and AOI, test and repair systems for flat panel displays (“FPD”s). The Company also markets computer-aided manufacturing (“CAM”) and engineering solutions for PCB production. In addition, through Orbograph Ltd., the Company develops and markets character recognition solutions to banks and other financial institutions, and has developed a proprietary technology for web-based, location-independent data entry for use, among other things, in check processing and forms processing; and, through Orbotech Medical Denmark A/S and Orbotech Medical Solutions Ltd., is engaged in the research and development, manufacture and sale of specialized products for application in medical nuclear imaging. The Company is continuing to develop technologies for use in other applications both within and outside the electronics industry. The Company derives a significant portion of its revenues from the service and support of its products.

Orbotech Ltd. was incorporated in Israel, as a company limited by shares, on February 8, 1981 under the name ‘Optrotech Ltd.’ pursuant to the provisions of the then current Israeli Companies Ordinance. The legislative framework within which Orbotech Ltd. and its Israeli subsidiaries now operate is the Israeli Companies Law, 1999, as amended (the “Companies Law”), which originally became effective on February 1, 2000, and the Israeli Companies Ordinance (New Version) 1983, as amended.

On August 9, 1984, the Company made an initial public offering of its Ordinary Shares in the United States. The Ordinary Shares are listed on the NASDAQ Global Select Market (“Nasdaq”) and are traded under the symbol ORBK.

Effective as of October 27, 1992, the Company acquired all the ordinary shares of Orbot Systems Ltd. (“Orbot”), a private Israeli company which was engaged primarily in the design, development, manufacture and marketing of AOI and process control systems for use in the manufacture of PCBs, and subsequently merged with Orbot, with Orbotech Ltd. as the surviving entity (the “Merger”). In connection with the Merger, the Company changed its name to Orbotech Ltd. on October 27, 1992. The Merger was approved by the Tel Aviv-Jaffa District Court effective as of January 1, 1993.

RISK FACTORS

An investment in our securities involves risk. Before you invest in securities issued by us, you should carefully consider the risks involved. Accordingly, you should carefully consider:

•	the information contained in or incorporated by reference into this prospectus;

•	the information contained in or incorporated by reference into any prospectus supplement relating to specific offerings of securities;

•	the risks described in our Annual Report on Form 20-F for our most recent fiscal year, which is incorporated by reference into this prospectus; and

•

other risks and other information that may be contained in, or incorporated by reference from, other filings we make with the SEC, including in any prospectus supplement relating to specific offerings of securities.

The discussion of risks related to our business contained in or incorporated by reference into this prospectus or into any prospectus supplement comprises material risks of which we are aware. If any of the events or developments described actually occurs, our business, financial condition or results of operations would likely suffer.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement and documents incorporated herein and therein by reference may contain certain forward-looking statements and information with respect to, among other things, the business, the industries in which the Company operates, the financial condition, results of operations, plans, objectives and competitive position of the Company, which statements can often be identified by the use of forward-looking terminology such as ‘believes’, ‘expects’, ‘may’, ‘will’, ‘should’ or ‘anticipates’, the negatives thereof or other variations thereon or comparable terminology, or as part of discussions of strategy and trends. Such statements are derived from beliefs and assumptions of the Company’s management based, in part, upon information currently available to the Company. They reflect the present views of the Company with respect to market conditions and future events and are inherently subject to various risks, uncertainties and other factors that may affect the ability of the Company to implement its business strategy and/or may cause actual results to differ materially from those contemplated by the statements expressed herein. These risks, uncertainties and factors include, but are not limited to, cyclicality in the industries in which the Company operates, the ability of the Company to meet its liquidity needs, a sustained continuation or deterioration of the worldwide economic slowdown, the timing and strength of new product and service offerings by the Company and its competitors, changes in business or pricing strategies, changes in the prevailing political and regulatory framework in which the relevant parties operate or in economic or technological trends or conditions, including currency fluctuations, inflation and consumer confidence, on a global, regional or national basis and the other matters discussed under Item 3—Key Information—Risk Factors in our Annual Report on Form 20-F for our most recent fiscal year.

Many of the above factors are beyond the control of the Company and almost all of them are difficult or impossible to predict with accuracy. Therefore, the Company cautions each reader of this prospectus to consider carefully these, as well as any other specific factors discussed with each forward-looking statement in this prospectus and as may be disclosed in the Company’s future filings with the SEC.

To the extent that this prospectus or any prospectus supplement contains forward-looking statements (as distinct from historical information) the Company desires to take advantage of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995 and is therefore including this statement for the express purpose of availing itself of the protections of the safe harbor with respect to all forward-looking statements. Furthermore, the Company does not assume any obligation to update any forward-looking statements contained herein as a result of future events or otherwise, except as required by law.

USE OF PROCEEDS

Unless the applicable prospectus supplement states otherwise, the net proceeds from the sale of securities offered by the Company will be used for general corporate purposes, which may include additions to working capital, capital expenditures, financing of acquisitions and other business combinations, investments in or extensions of credit to our subsidiaries and the repayment of indebtedness.

RATIO OF EARNINGS TO FIXED CHARGES

The Company’s ratio of earnings to fixed charges for each of the periods indicated is set forth below. We have derived the ratios of earnings to fixed charges from our historical consolidated financial statements. The ratios should be read in conjunction with our consolidated financial statements, including the notes thereto, and the other financial information included or incorporated by reference herein.

	Nine Months Ended September 30, 2009	Year Ended December 31,
		2008	2007	2006	2005	2004
Ratio of earnings to fixed charges	*	*	2.6	25.1	21.2	17.0

*	Due to the Registrant’s loss in the first nine months of 2009 and in 2008, the ratio was less than 1:1. The Registrant would have had to generate additional earnings of $16,689,000 in the first nine months of 2009 and $140,812,000 in 2008 to achieve a ratio of 1:1.

We have computed the ratios of earnings to fixed charges set forth above by dividing earnings by fixed charges. For the purpose of determining the ratio of earnings to fixed charges, earnings include pre-tax income from continuing operations plus fixed charges. Fixed charges consist of interest on the short term loan and on operating leases.

As of the date of this prospectus, we have no preference shares outstanding and have not declared or paid any dividends on preference shares for the periods set forth above.

CAPITALIZATION

Our capitalization will be set forth in a prospectus supplement to this prospectus or in a report on Form 6-K subsequently furnished to the SEC and specifically incorporated herein by reference.

DESCRIPTION OF ORDINARY SHARES

A description of our Ordinary Shares can be found in our Registration Statement on Form F-1 under the Securities Act of 1933, as amended (the “Securities Act”), as filed with the SEC on July 5, 1984 (Registration No. 2-92065).

DESCRIPTION OF WARRANTS

The following summary of certain provisions of the warrants does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the warrant agreement that will be filed with the SEC in connection with the offering of such warrants.

General

We may issue warrants to purchase Ordinary Shares. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The warrant agent will act solely as our agent and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants. The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement.

The applicable prospectus supplement will describe the following terms of any warrants in respect of which this prospectus is being delivered:

•	the title of such warrants;

•	the aggregate number of such warrants;

•	the price or prices at which such warrants will be issued and exercised;

•	the currency or currencies in which the price of such warrants will be payable;

•	the securities purchasable upon exercise of such warrants;

•	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

•	if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

•	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

•	if applicable, the date on and after which such warrants and the related securities will be separately transferable;

•	information with respect to book-entry procedures, if any;

•	any material Israeli and United States federal income tax consequences;

•	the antidilution provisions of the warrants, if any; and

•	any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

Amendments and Supplements to Warrant Agreement

We and the warrant agent may amend or supplement the warrant agreement for a series of warrants without the consent of the holders of the warrants issued thereunder to effect changes that are not inconsistent with the provisions of the warrants and that do not materially and adversely affect the interests of the holders of the warrants.

DESCRIPTION OF RIGHTS TO PURCHASE ORDINARY SHARES

The following summary of certain provisions of the subscription rights does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the certificate evidencing the subscription rights that will be filed with the SEC in connection with the offering of such subscription rights.

General

We may issue subscription rights to purchase Ordinary Shares. Subscription rights may be issued independently or together with any other offered security and may or may not be transferable by the person purchasing or receiving the subscription rights. In connection with any subscription rights offering to our shareholders, we may enter into a standby underwriting arrangement with one or more underwriters pursuant to which such underwriters will purchase any offered securities remaining unsubscribed for after such subscription rights offering. In connection with a subscription rights offering to our shareholders, we will distribute certificates evidencing the subscription rights and a prospectus supplement to our shareholders on the record date that we set for receiving subscription rights in such subscription rights offering.

The applicable prospectus supplement will describe the following terms of subscription rights in respect of which this prospectus is being delivered:

•	the title of such subscription rights;

•	the securities for which such subscription rights are exercisable;

•	the exercise price for such subscription rights;

•	the number of such subscription rights issued to each shareholder;

•	the extent to which such subscription rights are transferable;

•	if applicable, a discussion of the material Israeli and United States federal income tax considerations applicable to the issuance or exercise of such subscription rights;

•	the date on which the right to exercise such subscription rights shall commence, and the date on which such rights shall expire (subject to any extension);

•	the extent to which such subscription rights include an over-subscription privilege with respect to unsubscribed securities;

•	if applicable, the material terms of any standby underwriting or other purchase arrangement that we may enter into in connection with the subscription rights offering; and

•	any other terms of such subscription rights, including terms, procedures and limitations relating to the exchange and exercise of such subscription rights.

Exercise of Subscription Rights

Each subscription right will entitle the holder of the subscription right to purchase for cash such amount of Ordinary Shares at such exercise price as shall be set forth in, or be determinable as set forth in, the prospectus supplement relating to the subscription rights offered thereby. Subscription rights may be exercised at any time up to the close of business on the expiration date for such subscription rights set forth in the prospectus supplement. After the close of business on the expiration date, all unexercised subscription rights will become void.

Subscription rights may be exercised as set forth in the prospectus supplement relating to the subscription rights offered thereby. Upon receipt of payment and the subscription rights certificate properly completed and duly executed at the corporate trust office of the subscription rights agent or any other office indicated in the prospectus supplement, we will forward, as soon as practicable, the Ordinary Shares purchasable upon such exercise. We may determine to offer any unsubscribed offered securities directly to persons other than shareholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting arrangements, as set forth in the applicable prospectus supplement.

DESCRIPTION OF DEBT SECURITIES

The following description of the terms of the debt securities sets forth certain general terms and provisions of the debt securities to which any prospectus supplement may relate. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which these general provisions may apply to those debt securities will be described in the prospectus supplement relating to those debt securities. Accordingly, for a description of the terms of a particular issue of debt securities, reference must be made to both the prospectus supplement relating thereto and to the following description.

We may elect to offer debt securities. The following description of debt securities sets forth the material terms and provisions of the debt securities to which any prospectus supplement may relate. Our senior debt securities would be issued under a senior indenture between Orbotech and The Bank of New York Mellon, as trustee. Our subordinated debt securities would be issued under a subordinated indenture between Orbotech and The Bank of New York Mellon, as trustee. The debt securities we may offer may be convertible into Ordinary Shares or other securities. The senior or subordinated indenture, a form of each of which is included as an exhibit to the registration statement of which this prospectus is a part, will be executed at the time we issue any debt securities. Any supplemental indentures will be filed with the SEC on a Form 6-K or by a post-effective amendment to the registration statement of which this prospectus is a part.

All of the indentures are sometimes referred to in this prospectus collectively as the “indentures” and each, individually, as an “indenture.” The particular terms of the debt securities offered by any prospectus supplement, and the extent to which the general provisions described below may apply to the offered debt securities, will be described in the applicable prospectus supplement. The indentures will be qualified under the Trust Indenture Act of 1939, as amended. The terms of the debt securities will include those stated in the indentures and those made part of the indentures by reference to the Trust Indenture Act.

Because the following summaries of the material terms and provisions of the indentures and the related debt securities are not complete, you should refer to the forms of the indentures and the debt securities for complete information on some of the terms and provisions of the indentures, including definitions of some of the terms used below, and the debt securities. The senior indenture and the subordinated indenture are substantially identical to one another, except for specific provisions relating to subordination contained in the subordinated indenture.

General

The provisions of the indentures do not limit the aggregate principal amount of debt securities which may be issued thereunder. Unless otherwise provided in a prospectus supplement, the senior debt securities will be our direct, unsecured and unsubordinated general obligations and will have the same rank in liquidation as all of our other unsecured and unsubordinated debt. The subordinated debt securities will be our unsecured obligations, subordinated in right of payment to the prior payment in full of all of our senior indebtedness with respect to such series, as described below under “Subordination of the Subordinated Debt Securities” and in the applicable prospectus supplement. The senior debt securities and/or the senior subordinated debt securities may be convertible into Ordinary Shares or other securities if specified in the applicable prospectus supplement.

Payments

We may issue debt securities from time to time in one or more series. The provisions of the indentures allow us to “reopen” a previous issue of a series of debt securities and issue additional debt securities of that series. The debt securities may be denominated and payable in U.S. dollars or other currencies. We may also issue debt securities from time to time with the principal amount or interest payable on any relevant payment date to be determined by reference to one or more currency exchange rates, securities or baskets of securities, commodity prices or indices. Holders of these types of debt securities will receive payments of principal or interest that depend upon the value of the applicable currency, security or basket of securities, commodity or index on the relevant payment dates.

Debt securities may bear interest at a fixed rate, which may be zero, a floating rate, or a rate which varies during the lifetime of the debt security. Debt securities bearing no interest or interest at a rate that at the time of issuance is below the prevailing market rate may be sold at a discount below their stated principal amount.

Terms Specified in the Applicable Prospectus Supplement

The applicable prospectus supplement will contain, where applicable, the following terms of, and other information relating to, any offered debt securities:

•	the specific designation;

•	any limit on the aggregate principal amount of the debt securities, their purchase price and denomination;

•	the currency in which the debt securities are denominated and/or in which principal, premium, if any, and/or interest, if any, is payable;

•	the date of maturity;

•	the interest rate or rates or the method by which the calculation agent will determine the interest rate or rates, if any;

•	the interest payment dates, if any;

•	the place or places for payment of the principal of and any premium and/or interest on the debt securities;

•	any repayment, redemption, prepayment or sinking fund provisions, including any redemption notice provisions;

•

whether we will issue the debt securities in registered form or bearer form or both and, if we are offering debt securities in bearer form, any restrictions applicable to the exchange of one form for another and to the offer, sale and delivery of those debt securities in bearer form;

•	whether we will issue the debt securities in definitive form and under what terms and conditions;

•

the terms on which holders of the debt securities may convert or exchange these securities into or for Ordinary Shares or other securities, any specific terms relating to the adjustment of the conversion or exchange feature and the period during which the holders may make the conversion or exchange;

•

information as to the methods for determining the amount of principal or interest payable on any date and/or the currencies, securities or baskets of securities, commodities or indices to which the amount payable on that date is linked;

•	any agents for the debt securities, including trustees, depositaries, authenticating or paying agents, transfer agents or registrars;

•

whether and under what circumstances we will pay additional amounts on debt securities for any tax, assessment or governmental charge withheld or deducted and, if so, whether we will have the option to redeem those debt securities rather than pay the additional amounts;

•	any material Israeli and United States federal income tax consequences, including, but not limited to:

•

tax considerations applicable to any discounted debt securities or to debt securities issued at par that are treated as having been issued at a discount for United States federal income tax purposes; and

•	tax considerations applicable to any debt securities denominated and payable in non-United States currencies;

•	whether certain payments on the debt securities will be guaranteed under a financial insurance guarantee policy and the terms of that guarantee;

•	whether the debt securities will be secured;

•	any applicable selling restrictions; and

•

any other specific terms of the debt securities, including any modifications to or additional events of default, covenants or modified or eliminated acceleration rights, and any terms required by or advisable under applicable laws or regulations.

Some of the debt securities may be issued as original issue discount securities. Original issue discount securities bear no interest or bear interest at below-market rates and may be sold at a discount below their stated principal amount. The applicable prospectus supplement will contain information relating to income tax, accounting, and other special considerations applicable to original issue discount securities.

Registration and Transfer of Debt Securities

Holders may present debt securities for exchange, and holders of registered debt securities may present these securities for transfer, in the manner, at the places and subject to the restrictions stated in the debt securities and described in the applicable prospectus supplement. We will provide these services without charge except for any tax or other governmental charge payable in connection with these services and subject to any limitations or requirements provided in the applicable indenture or the supplemental indenture or issuer order under which that series of debt securities is issued. Holders may transfer debt securities in bearer form and/or the related coupons, if any, by delivery to the transferee. If any of the securities are held in global form, the procedures for transfer of interests in those securities will depend upon the procedures of the depositary for those global securities.

Events of Default

Each indenture provides holders of debt securities with remedies if we fail to perform specific obligations, such as making payments on the debt securities, or if we become bankrupt. Holders should review these provisions and understand which actions trigger an event of default and which actions do not. Each indenture permits the issuance of debt securities in one or more series, and, in many cases, whether an event of default has occurred is determined on a series-by-series basis.

An event of default is defined under the indentures, with respect to any series of debt securities issued under that indenture, as any one or more of the following events, subject to modification in a supplemental indenture, each of which we refer to in this prospectus as an event of default, having occurred and be continuing:

•	default is made for more than 30 days in the payment of interest, premium or principal in respect of the securities;

•

we fail to perform or observe any of our other obligations under the securities and this failure has continued for the period of 60 days next following the service on us of notice requiring the same to be remedied;

•	our bankruptcy, insolvency or reorganization under any applicable bankruptcy, insolvency or insolvency related reorganization law;

•	an order is made or an effective resolution is passed for the winding up or liquidation of us; or

•	any other event of default provided in the supplemental indenture or issuer order, if any, under which that series of debt securities is issued.

Acceleration of Debt Securities Upon an Event of Default

Each indenture provides that, unless otherwise set forth in a supplemental indenture:

•

if an event of default occurs due to the default in payment of principal of, or any premium or interest on, any series of debt securities issued under the indenture, or due to the default in the performance or breach of any other covenant or warranty of us applicable to that series of debt securities but not applicable to all outstanding debt securities issued under that indenture occurs and is continuing, either the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of each affected series, voting as one class, by notice in writing to us may declare the principal of and accrued interest on the debt securities of such affected series (but not any other debt securities issued under that indenture) to be due and payable immediately;

•

if an event of default occurs due to specified events of bankruptcy, insolvency or reorganization of us, the principal of all debt securities and interest accrued on the debt securities to be due and payable immediately; and

•

if an event of default due to a default in the performance of any other of the covenants or agreements in the indenture applicable to all outstanding debt securities issued under the indenture occurs and is continuing, either the trustee or the holders of not less than 25% in aggregate principal amount of all outstanding debt securities issued under the indenture for which any applicable supplemental indenture does not prevent acceleration under the relevant circumstances, voting as one class, by notice in writing to us may declare the principal of all debt securities and interest accrued on the debt securities to be due and payable immediately.

Annulment of Acceleration and Waiver of Defaults

In some circumstances, if any and all events of default under each indenture, other than the non-payment of the principal of the securities that has become due as a result of an acceleration, have been cured, waived or otherwise remedied, then the holders of a majority in aggregate principal amount of all series of outstanding debt securities affected, voting as one class, may annul past declarations of acceleration or waive past defaults of the debt securities.

Indemnification of Trustee for Actions Taken on Your Behalf

Each indenture provides that the trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the holders of debt securities issued under that indenture relating to the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred upon the trustee. In addition, each indenture contains a provision entitling the trustee, subject to the duty of the trustee to act with the required standard of care during a default, to be indemnified to its satisfaction by the holders of debt securities issued under the indenture before proceeding to exercise any right or power at the request of holders. Subject to these provisions and specified other limitations, the holders of a majority in aggregate principal amount of each series of outstanding debt securities of each affected series, voting as one class, may direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee.

Limitation on Actions by You as an Individual Holder

Each indenture provides that no individual holder of debt securities may institute any action against us under that indenture, except actions for payment of overdue principal and interest, unless the following actions have occurred:

•	the holder must have previously given written notice to the trustee of the continuing default;

•	the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of each affected series, treated as one class, must have:

•	requested the trustee to institute that action; and

•	offered the trustee indemnity satisfactory to it;

•	the trustee must have failed to institute that action within 60 days after receipt of the request referred to above; and

•

the holders of a majority in principal amount of the outstanding debt securities of each affected series, voting as one class, must not have given directions to the trustee inconsistent with those of the holders referred to above.

Each indenture contains a covenant that we will file annually with the trustee a certificate of no default or a certificate specifying any default that exists.

Discharge, Defeasance and Covenant Defeasance

We have the ability to eliminate most or all of our obligations on any series of debt securities prior to maturity if we comply with the following provisions:

Discharge of Indenture. We may discharge all of our obligations, other than as to transfers and exchanges, under each indenture after we have:

•	paid or caused to be paid the principal of and interest on all of the outstanding debt securities in accordance with their terms;

•	delivered to the trustee for cancellation all of the outstanding debt securities; or

•

irrevocably deposited with the trustee cash or, in the case of a series of debt securities payable only in U.S. dollars, U.S. government obligations in trust for the benefit of the holders of any series of debt securities issued under the indenture that have either become due and payable, or are by their terms due and payable, or are scheduled for redemption, within one year, in an amount certified to be sufficient to pay on each date that they become due and payable, the principal of and interest on, and any mandatory sinking fund payments for, those debt securities. However, the deposit of cash or U.S. government obligations for the benefit of holders of a series of debt securities that are due and payable, or are scheduled for redemption, within one year will discharge obligations under the applicable indenture relating only to that series of debt securities.

Defeasance of a Series of Securities at Any Time. We may also discharge all of our obligations, other than as to transfers and exchanges, under any series of debt securities at any time, which we refer to as defeasance in this prospectus. We may be released with respect to any outstanding series of debt securities from the obligations imposed by any covenants and elect not to comply with those covenants without creating an event of default. Discharge under those procedures is called covenant defeasance.

Defeasance or covenant defeasance may be effected only if, among other things:

•

we irrevocably deposit with the trustee cash or, in the case of debt securities payable only in U.S. dollars, U.S. government obligations, as trust funds in an amount certified to be sufficient to pay on each date that they become due and payable, the principal of and interest on, and any mandatory sinking fund payments for, all outstanding debt securities of the series being defeased; and

•	we deliver to the trustee an opinion of counsel to the effect that:

•	the holders of the series of debt securities being defeased will not recognize income, gain or loss for United States federal income tax purposes as a result of the defeasance or covenant defeasance;

•

the defeasance or covenant defeasance will not otherwise alter those holders’ United States federal income tax treatment of principal and interest payments on the series of debt securities being defeased; and

•

in the case of a defeasance, this opinion must be based on a ruling of the Internal Revenue Service or a change in United States federal income tax law occurring after the date of this prospectus, since that result would not occur under current tax law.

Modification of the Indenture

Modification without Consent of Holders. We and the trustee may enter into supplemental indentures without the consent of the holders of debt securities issued under each indenture to:

•	secure any debt securities;

•	evidence the assumption by a successor corporation of our obligations;

•	add covenants for the protection of the holders of debt securities;

•	cure any ambiguity or correct any inconsistency;

•	establish the forms or terms of debt securities of any series; or

•	evidence the acceptance of appointment by a successor trustee.

Modification with Consent of Holders. We and the trustee, with the consent of the holders of not less than a majority in aggregate principal amount of each affected series of outstanding debt securities, voting as one class, may add any provisions to, or change in any manner or eliminate any of the provisions of, the indenture or modify in any manner the rights of the holders of those debt securities. However, we and the trustee may not make any of the following changes to any outstanding debt security without the consent of each holder that would be affected by the change:

•	extend the final maturity of the security;

•	reduce the principal amount;

•	reduce the rate or extend the time of payment of interest;

•	reduce any amount payable on redemption;

•	change the currency in which the principal, including any amount of original issue discount, premium, or interest on the security is payable;

•	modify or amend the provisions for conversion of any currency into another currency;

•	reduce the amount of any original issue discount security payable upon acceleration or provable in bankruptcy;

•

alter the terms on which holders of the debt securities may convert or exchange debt securities for Ordinary Shares or other securities, other than in accordance with the antidilution provisions or other similar adjustment provisions included in the terms of the debt securities;

•	impair the right of any holder to institute suit for the enforcement of any payment on any debt security when due; or

•	reduce the percentage of debt securities the consent of whose holders is required for modification of the indenture.

Form of Debt Security

Each debt security will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. Both certificated securities in definitive form and global securities may be issued either:

•	in registered form, where our obligation runs to the holder of the security named on the face of the security; or

•	in bearer form, where our obligation runs to the bearer of the security.

Definitive securities name you or your nominee as the owner of the security, other than definitive bearer securities, which name the bearer as owner, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable.

Global securities name a depositary or its nominee as the owner of the debt securities represented by these global securities, other than global bearer securities, which name the bearer as owner. The depositary maintains a computerized system that will reflect each investor’s beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below.

Global Securities

Registered Global Securities. We may issue the debt securities in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors of the depositary or those nominees. If not described below, any specific terms of the depositary arrangement with respect to any securities to be represented by a registered global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depositary arrangements:

Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or selling agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some jurisdictions may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities. So long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes under the applicable indenture.

Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the applicable indenture. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the applicable indenture. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the applicable indenture, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

Principal, premium, if any, and interest payments on debt securities represented by a registered global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. None of Orbotech Ltd., the trustee or any other agent of us or agent of the trustee will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests. We expect that the depositary for any of the securities represented by a registered global security, upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or other property to holders on that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of those participants.

If the depositary for any of these securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the registered global security that had been held by the depositary. In addition, we may, at any time and in our sole discretion, decide not to have any of the securities represented by one or more registered global securities. If we make that decision, we will issue securities in definitive form in exchange for all of the registered global security or securities representing those securities. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the relevant trustee or other relevant agent of ours or theirs. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary.

Bearer Global Securities. The securities may also be issued in the form of one or more bearer global securities that will be deposited with a common depositary for the Euroclear System and Clearstream Banking, societe anonyme or with a nominee for the depositary identified in the prospectus supplement relating to those securities. The specific terms and procedures, including the specific terms of the depositary arrangement, with respect to any securities to be represented by a bearer global security will be described in the prospectus supplement relating to those securities.

Subordination of the Subordinated Debt Securities

Subordinated debt securities issued will, to the extent set forth in the applicable subordinated indenture, be subordinate in right of payment to the prior payment in full of all of our senior indebtedness, whether outstanding at the date of the subordinated indenture or incurred after that date. In the event of:

•

any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relative to us or to our creditors, as such, or to our assets; or

•	any voluntary or involuntary liquidation, dissolution or other winding up of us, whether or not involving insolvency or bankruptcy; or

•	any assignment for the benefit of creditors or any other marshalling of our assets and liabilities,

then the holders of our senior indebtedness will be entitled to receive payment in full of all amounts due or to become due on or in respect of all of our senior indebtedness, or provision will be made for the payment in cash, before the holders of our subordinated debt securities are entitled to receive or retain any payment on account of principal of, or any premium or interest on, or any additional amounts with respect to, the subordinated debt securities. The holders of our senior indebtedness will be entitled to receive, for application to the payment of the senior indebtedness, any payment or distribution of any kind or character, whether in cash, property or securities, including any payment or distribution which may be payable or deliverable by reason of the payment of any other of our indebtedness being subordinated to the payment of our subordinated debt securities. This payment may be payable or deliverable in respect of our subordinated debt securities in any case, proceeding, dissolution, liquidation or other winding up event.

By reason of subordination, in the event of our liquidation or insolvency, holders of our senior indebtedness and holders of our other obligations that are not subordinated to our senior indebtedness may recover more ratably than the holders of our subordinated debt securities.

Subject to the payment in full of all of our senior indebtedness, the rights of the holders of our subordinated debt securities will be subrogated to the rights of the holders of our senior indebtedness to receive payments or distributions of cash, property or securities applicable to our senior indebtedness until the principal of, any premium and interest on, and any additional amounts with respect to, our subordinated debt securities have been paid in full.

No payment of principal, including redemption and sinking fund payments, of, or any premium or interest on, or any additional amounts with respect to our subordinated debt securities, or payments to acquire these securities, other than pursuant to their conversion, may be made:

•	if any of our senior indebtedness is not paid when due and any applicable grace period with respect to the default has ended and the default has not been cured or waived or ceased to exist, or

•	if the maturity of any of our senior indebtedness has been accelerated because of a default.

The subordinated indenture does not limit or prohibit us from incurring additional senior indebtedness, which may include indebtedness that is senior to our subordinated debt securities, but subordinate to our other obligations.

The subordinated indenture provides that these subordination provisions, insofar as they relate to any particular issue of subordinated debt securities by us, may be changed prior to the issuance. Any change would be described in the applicable prospectus supplement.

New York Law to Govern

The indentures and the debt securities will be governed by the laws of the State of New York.

Information Concerning the Trustee

The Bank of New York Mellon, as trustee under the indentures, has been appointed by us as paying agent, conversion agent, registrar and custodian with regard to the debt securities. The trustee or its affiliates may from time to time in the future provide banking and other services to us in the ordinary course of their business.

PLAN OF DISTRIBUTION

The securities being offered by this prospectus may be sold:

•	through agents;

•	to or through one or more underwriters on a firm commitment or agency basis;

•	through put or call option transactions relating to the securities;

•	through broker-dealers (acting as agent or principal);

•	directly to purchasers, through a specific bidding or auction process, on a negotiated basis or otherwise;

•	through any other method permitted pursuant to applicable law; or

•	through a combination of any such methods of sale.

At any time a particular offer of the securities covered by this prospectus is made, a revised prospectus or prospectus supplement, if required, will be distributed which will set forth the aggregate amount of securities covered by this prospectus being offered and the terms of the offering, including the name or names of any underwriters, dealers, brokers or agents, any discounts, commissions, concessions and other items constituting compensation from us and any discounts, commissions or concessions allowed or reallowed or paid to dealers. Such prospectus supplement, and, if necessary, a post-effective amendment to the registration statement of which this prospectus is a part, will be filed with the SEC to reflect the disclosure of additional information with respect to the distribution of the securities covered by this prospectus. In order to comply with the securities laws of certain states, if applicable, the securities sold under this prospectus may only be sold through registered or licensed broker-dealers. In addition, in some states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from registration or qualification requirements is available and is complied with.

Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time. Pursuant to a requirement by the Financial Industry Regulatory Authority, which we refer to as FINRA, the maximum commission or discount to be received by any FINRA member or independent broker/dealer may not be greater than 8% of the gross proceeds received by us for the sale of any securities being registered pursuant to SEC Rule 415 under the Securities Act.

The distribution of securities may be effected from time to time in one or more transactions, including block transactions and transactions on Nasdaq or any other organized market where the securities may be traded. The securities may be sold at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to the prevailing market prices or at negotiated prices. The consideration may be cash or another form negotiated by the parties. Agents, underwriters or broker-dealers may be paid compensation for offering and selling the securities. That compensation may be in the form of discounts, concessions or commissions to be received from us or from the purchasers of the securities. Any dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts. If any such dealers or agents were deemed to be underwriters, they may be subject to statutory liabilities under the Securities Act.

Agents may from time to time solicit offers to purchase the securities. If required, we will name in the applicable prospectus supplement any agent involved in the offer or sale of the securities and set forth any compensation payable to the agent. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment. Any agent selling the securities covered by this prospectus may be deemed to be an underwriter, as that term is defined in the Securities Act, of the securities.

If underwriters are used in a sale, securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale, or under delayed delivery contracts or other contractual commitments. Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. If an underwriter or underwriters are used in the sale of securities, an underwriting agreement will be executed with the underwriter or underwriters, as well as any other underwriter or underwriters, with respect to a particular underwritten offering of securities, and will set forth the terms of the transactions, including compensation of the underwriters and dealers and the public offering price, if applicable. The prospectus and prospectus supplement will be used by the underwriters to resell the securities.

If a dealer is used in the sale of the securities, we or an underwriter will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. To the extent required, we will set forth in the prospectus supplement the name of the dealer and the terms of the transactions.

We may directly solicit offers to purchase the securities and may make sales of securities directly to institutional investors or others. These persons may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. To the extent required, the prospectus supplement will describe the terms of any such sales, including the terms of any bidding or auction process, if used.

Agents, underwriters and dealers may be entitled under agreements which may be entered into with us to indemnification by us against specified liabilities, including liabilities incurred under the Securities Act, or to contribution by us to payments they may be required to make in respect of such liabilities. If required, the prospectus supplement will describe the terms and conditions of the indemnification or contribution. Some of the agents, underwriters or dealers, or their affiliates may be customers of, engage in transactions with or perform services for us or our subsidiaries.

Under the securities laws of some jurisdictions, the securities offered by this prospectus may be sold in those jurisdictions only through registered or licensed brokers or dealers.

Any person participating in the distribution of securities registered under the registration statement that includes this prospectus will be subject to applicable provisions of the Exchange Act, and the applicable SEC rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of any of our securities by that person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of our securities to engage in market-making activities with respect to our securities. These restrictions may affect the marketability of our securities and the ability of any person or entity to engage in market-making activities with respect to our securities.

Certain persons participating in an offering may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids that stabilize, maintain or otherwise affect the price of the offered securities. These activities may maintain the price of the offered securities at levels above those that might otherwise prevail in the open market, including by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids, each of which is described below.

•	A stabilizing bid means the placing of any bid, or the effecting of any purchase, for the purpose of pegging, fixing or maintaining the price of a security.

•

A syndicate covering transaction means the placing of any bid on behalf of the underwriting syndicate or the effecting of any purchase to reduce a short position created in connection with the offering.

•

A penalty bid means an arrangement that permits the managing underwriter to reclaim a selling concession from a syndicate member in connection with the offering when offered securities originally sold by the syndicate member are purchased in syndicate covering transactions.

These transactions may be effected on an exchange or automated quotation system, if the securities are listed on that exchange or admitted for trading on that automated quotation system, or in the over-the-counter market or otherwise.

If so indicated in the applicable prospectus supplement, we will authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase offered securities from us at the public offering price set forth in such prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject only to those conditions set forth in the prospectus supplement and the prospectus supplement will set forth the commission payable for solicitation of such contracts.

In addition, Ordinary Shares may be issued upon conversion of or in exchange for debt securities or other securities.

Each series of offered securities, other than the Ordinary Shares which are listed on Nasdaq, will be a new issue of securities and will have no established trading market. Any underwriters to whom offered securities are sold for public offering and sale may make a market in such offered securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The offered securities may or may not be listed on a national securities exchange. No assurance can be given that there will be a market for the offered securities.

Any securities that qualify for sale pursuant to Rule 144 or Regulation S under the Securities Act, may be sold under Rule 144 or Regulation S rather than pursuant to this prospectus.

To the extent that we make sales to or through one or more underwriters or agents in at-the-market offerings, we will do so pursuant to the terms of a distribution agreement between us and the underwriters or agents. If we engage in at-the-market sales pursuant to a distribution agreement, we will issue and sell our Ordinary Shares to or through one or more underwriters or agents, which may act on an agency basis or on a principal basis. During the term of any such agreement, we may sell Ordinary Shares on a daily basis in exchange transactions or otherwise as we agree with the underwriters or agents. The distribution agreement will provide that any Ordinary Shares sold will be sold at prices related to the then prevailing market prices for our Ordinary Shares. Therefore, exact figures regarding proceeds that will be raised or commissions to be paid cannot be determined at this time and will be described in a prospectus supplement. Pursuant to the terms of the distribution agreement, we also may agree to sell, and the relevant underwriters or agents may agree to solicit offers to purchase, blocks of our Ordinary Shares or other securities. The terms of each such distribution agreement will be set forth in more detail in a prospectus supplement to this prospectus.

In the event that any underwriter or agent acts as principal, or broker-dealer acts as underwriter, it may engage in certain transactions that stabilize, maintain or otherwise affect the price of our securities. We will describe any such activities in the prospectus supplement relating to the transaction.

Offers to purchase the securities offered by this prospectus may be solicited, and sales of the securities may be made, by us directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any re-sales of the securities. The terms of any offer made in this manner will be included in the prospectus supplement relating to the offer.

In connection with offerings made through underwriters or agents, we may enter into agreements with such underwriters or agents pursuant to which we receive our outstanding securities in consideration for the securities being offered to the public for cash. In connection with these arrangements, the underwriters or agents may also sell securities covered by this prospectus to hedge their positions in these outstanding securities, including in short sale transactions. If so, the underwriters or agents may use the securities received from us under these arrangements to close out any related open borrowings of securities.

One or more firms, referred to as “remarketing firms,” may also offer or sell the securities, if the prospectus supplement so indicates, in connection with a remarketing arrangement upon their purchase. Remarketing firms will act as principals for their own accounts or as agents for us. These remarketing firms will offer or sell the securities in accordance with a redemption or repayment pursuant to the terms of the securities. The prospectus supplement will identify any remarketing firm and the terms of its agreement, if any, with us and will describe the remarketing firm’s compensation. Remarketing firms may be deemed to be underwriters in connection with the securities they remarket. Remarketing firms may be entitled under agreements that may be entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

We may enter into derivative transactions with third parties or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, such third parties (or affiliates of such third parties) may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, such third parties (or affiliates of such third parties) may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of shares, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of shares. The third parties (or affiliates of such third parties) in such sale transactions will be underwriters and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment).

We may loan or pledge securities to a financial institution or other third party that in turn may sell the securities using this prospectus. Such financial institution or third party may transfer its short position to investors in our securities or in connection with a simultaneous offering of other securities offered by this prospectus or in connection with a simultaneous offering of other securities offered by this prospectus.

LEGAL MATTERS

Certain legal matters with respect to Israeli law and with respect to the validity of the offered securities will be passed upon for Orbotech by Tulchinsky Stern Marciano Cohen Levitski & Co. Law Offices. Certain other legal matters relating to United States law will be passed upon for Orbotech by Cravath, Swaine & Moore LLP, New York, New York.

EXPERTS

The consolidated financial statements of Orbotech Ltd. as of December 31, 2008 and 2007, and for each of the three years in the period ended December 31, 2008, and Orbotech’s management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2008 (which is included in Management’s Report on Internal Control over Financial Reporting), incorporated in this prospectus by reference to Orbotech’s Annual Report on Form 20-F for the year ended December 31, 2008 and the consolidated financial statements of Photon Dynamics, Inc. as of September 30, 2008, and for the year then ended incorporated in this prospectus by reference to our Form 6-K furnished to the SEC on December 28, 2009, have been so incorporated in reliance on the audit report of Kesselman & Kesselman, independent registered public accounting firm in Israel and a member of PricewaterhouseCoopers International Limited, given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements of Photon Dynamics, Inc. as of September 30, 2007, and the related consolidated statements of operations, shareholders’ equity and cash flows for each of the two years in the period ended September 30, 2007, incorporated in this prospectus by reference to our Form 6-K furnished to the SEC on December 28, 2009, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein. Such financial statements of Photon Dynamics, Inc. are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form F-3 under the Securities Act with respect to the offer and sale of securities pursuant to this prospectus. This prospectus, filed as a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules thereto in accordance with the rules and regulations of the SEC and no reference is hereby made to such omitted information. Statements made in this prospectus concerning the contents of any contract, agreement or other document filed as an exhibit to the registration statement are summaries of all of the material terms of such contracts, agreements or documents, but do not repeat all of their terms. Reference is made to each such exhibit for a more complete description of the matters involved and such statements shall be deemed qualified in their entirety by such reference. The registration statement and the exhibits and schedules thereto filed with the SEC may be inspected, without charge, and copies may be obtained at prescribed rates, at the public reference facility maintained by the SEC at its principal office at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the public reference facility by calling 1-800-SEC-0330. The SEC also maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically through the SEC’s Electronic Data Gathering, Analysis and Retrieval (“EDGAR”) system, including the Company, which can be accessed at http://www.sec.gov. For further information pertaining to the securities offered by this prospectus and Orbotech, reference is made to the registration statement.

Orbotech furnishes reports and other information with the SEC. You may read and copy any document we furnish at the SEC’s public reference facilities and the web site of the SEC referred to above. Orbotech’s file number with the SEC is 000-12790, and it began filing through EDGAR beginning on November 12, 2002.

The SEC allows us to ‘incorporate by reference’ into this prospectus the information we file with it, which means that we can disclose important information to you by referring you to those filed documents. The information incorporated by reference is considered to be a part of this prospectus, and information that we file with the SEC after the date of this prospectus will automatically update and supersede the information in this prospectus. We hereby incorporate by reference the documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, including any reports on Form 20-F and certain reports on Form 6-K that we furnish to the SEC after the date of this prospectus (if they state that they are incorporated by reference into this prospectus), until our offering is completed.

(a)	Our Annual Report on Form 20-F for the fiscal year ended December 31, 2008, filed with the SEC on March 27, 2009;

(b)	Our Current Reports on Form 6-K filed with the SEC on May 15, June 30, July 8, October 23 and December 28, 2009 (except to the extent such reports are furnished but not filed with the SEC); and

(c)	The description of our Ordinary Shares contained in our Registration Statement on Form F-1 under the Securities Act, filed with the SEC on July 5, 1984 (Registration No. 2-92065).

You may request a paper copy of these filings, at no cost, by writing to or telephoning us at the following address:

Michael Havin, Corporate Secretary

Tel: + 972-8-9423622

Fax: + 972-8-9438769

E-mail: mick-h@orbotech.com

Address: P. O. Box 215, Yavne 81101, Israel

These reports may also be obtained on our website at www.orbotech.com; however, the website address is included only as an inactive textual reference and none of the information on our website is a part of this prospectus.

ENFORCEMENT OF CIVIL LIABILITIES

Orbotech is organized under the laws of Israel and all of Orbotech’s directors and executive officers reside outside of the United States. As a result, service of process on them may be difficult to effect in the United States. Furthermore, because a substantial portion of Orbotech’s assets are located in Israel, any judgment obtained in the United States against us or any of our directors and officers may not be collectible within the United States.

Under Israeli law, subject to various time limitations, an Israeli court may declare a judgment rendered by a foreign court in a civil matter, including judgments awarding monetary or other damages in non civil matters, enforceable if it finds that:

1.	The judgment was rendered by a court which was, according to the foreign country’s laws, competent to render it;

2.	The judgment is no longer appealable;

3.	The obligation in the judgment is enforceable according to the rules relating to the enforceability of judgments in Israel and the substance of the judgment is not contrary to public policy in Israel; and

4.	The judgment can be executed in the state in which it was given.

A foreign judgment will not be declared enforceable by Israeli courts if it was given in a state, the laws of which do not provide for the enforcement of judgments of Israeli courts (subject to exceptional cases) or if its enforcement is likely to prejudice the sovereignty or security of Israel. An Israeli court also will not declare a foreign judgment enforceable if it is proven to the Israeli court that:

1.	The judgment was obtained by fraud;

2.	There was no due process;

3.	The judgment was given by a court not competent to render it according to the rules of private international law in Israel;

4.	The judgment conflicts with another judgment that was given in the same matter between the same parties and which is still valid; or

5.	At the time the action was brought to the foreign court a claim in the same matter and between the same parties was pending before a court or tribunal in Israel.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8.	Indemnification of Directors and Officers

Article 123 of the Articles of Association of the Registrant (the “Articles”) provides as follows:

“INDEMNITY

(a)	The Company may, subject and pursuant to the provisions of the Companies Law, indemnify an “Office Holder” of the Company (as such term is defined in Article 73 above) for all liabilities and expenses incurred by him arising from or as a result of any act (or omission) carried out by him as an Office Holder of the Company and which is indemnifiable pursuant to the Companies Law, to the maximum extent permitted by law. The Company may indemnify an Office Holder post-factum and may also undertake to indemnify an Office Holder in advance, provided such undertaking is limited to types of occurrences which, in the opinion of the Board of Directors, are, at the time of the undertaking, foreseeable and to an amount the Board of Directors has determined is reasonable in the circumstances.

(b)	The Company may, subject and pursuant to the provisions of the Companies Law, enter into contracts to insure the liability of Office Holders of the Company for any liabilities incurred by them arising from or as a result of any act (or omission) carried out by them as Office Holders of the Company and for which the Company may insure Office Holders pursuant to the Companies Law, to the maximum extent permitted by law.

(c)	The Company may, subject to the provisions of the Companies Law, procure insurance for or indemnify any person who is not an Office Holder including, without limitation, any employee, agent, consultant or contractor of the Company who is not an Office Holder.

(d)	The Company may, to the maximum extent permitted by law, exempt and release an Office Holder of the Company, including in advance, from and against all or part of his liability for monetary or other damages due to, or arising or resulting from, a breach of his duty of care to the Company. The Directors of the Company are released and exempt from all liability as aforesaid to the maximum extent permitted by law with respect to any such breach, which has been or may be committed.”

Article 73 of the Articles defines “Office Holder” as “a Director, managing director, general manager, chief executive officer, executive vice-president, vice-president, other managers directly subordinate to the managing director and any other person fulfilling or assuming any such positions or responsibility without regard to such person’s title.”

The Israeli Companies Law 5759-1999 (the “Companies Law”) provides that a company may, if its articles of association include provisions which allow it to do so:

(1)	enter into a contract to insure the liability of an “office holder” (as defined) of the company by reason of acts or omissions committed in his or her capacity as an office holder of the company for:

(a)	the breach of his or her duty of care to the company or any other person;

(b)	the breach of his or her duty of loyalty to the company to the extent he or she acted in good faith and had a reasonable basis to believe that the act would not prejudice the interests of the company; and

(c)	monetary liabilities or obligations which may be imposed upon him or her in favor of other persons.

(2)	indemnify an office holder of the company for the following liabilities or expenses that may be imposed upon him or her or that he or she may incur by reason of acts or omissions committed in his or her capacity as an office holder of the company, for:

(a)	monetary liabilities or obligations imposed upon him or her in favor of another person under a court judgment, including a compromise judgment or an arbitrator’s decision approved by a court;

(b)	reasonable litigation expenses, including attorney’s fees, actually incurred by the office holder pursuant to an inquiry or a proceeding brought against him or her by a competent authority, which was concluded without the submission of an indictment against him or her and without any financial penalty being imposed on him or her as an alternative to a criminal proceeding or which was concluded without the submission of an indictment against him or her but with a financial penalty being imposed on him or her as an alternative to a criminal proceeding, in respect of a criminal action which does not require proof of criminal intent;

In this subsection: (i) a proceeding concluded without the submission of an indictment in a matter in respect to which a criminal investigation was initiated shall mean the relevant case against him or her being closed in accordance with the provisions of Section 62 of the Israeli Criminal Procedure Law, 5742-1982, or by virtue of a stay of proceedings by the Attorney General in accordance with the provisions of Section 231 of the Israeli Criminal Procedure Law, 5742-1982; and (ii) “a financial penalty imposed as an alternative to a criminal proceeding” means a monetary penalty imposed in accordance with law as an alternative to a criminal proceeding, including an administrative fine in accordance with the Israeli Administrative Crimes Law, 5746-1985, a fine for a crime that is considered a crime in respect of which a fine may be imposed, in accordance with the provisions of the Israeli Criminal Procedure Law, 5742-1982, a monetary sanction or a monetary composition; and

(c)	reasonable litigation expenses, including attorney’s fees, actually incurred by the office holder or imposed upon him or her by a court, in an action, suit or proceeding brought against him or her by or on behalf of the company or by other persons, or in connection with a criminal action from which he or she was acquitted, or in connection with a criminal action which does not require proof of criminal intent in which he or she was convicted.

(3)	exempt an office holder, in advance, from and against all or part of his or her liability for damages due to a breach of his or her duty of care to it, provided that a company may not exempt a director in advance from his or her liability to it due to a breach of his or her duty of care with respect to a ‘Distribution’ (as defined in Section 1 of the Companies Law).

The Companies Law provides that a company’s articles of association may provide for indemnification of an office holder (X) post-factum; and (Y) may also provide that a company may undertake to indemnify an office holder in advance as follows: (i) as detailed in section 2(a) above, provided that the undertaking is limited to types of occurrences which, in the opinion of the company’s board of directors, are, at the time of the undertaking, foreseeable in light of the activities of the company when the undertaking is given and to an amount or a criteria that the board of directors has determined is reasonable in the circumstances, and that the undertaking shall specify the occurrences which in the board of directors’ opinion are foreseeable as aforesaid, and the amount or criteria set by the board of directors as reasonable in the circumstances (ii) as detailed in sections 2(b) and 2(c) above.

The Companies Law provides that a provision in a company’s articles of association which permits the company to enter into a contract to insure the liability of or to indemnify an office holder or to exempt an office holder from his or her liability to the company, or a resolution of a company’s board of directors to indemnify an office holder with respect to the following will not be valid:

•	a breach of his or her duty of loyalty, other than, in respect of indemnification and insurance, to the extent described in Section 1(b) above;

•	a breach of his or her duty of care that was done intentionally or recklessly, unless the breach was done only in negligence;

•	an act or omission done with the intent to unlawfully realize personal gain; or

•	a fine or monetary composition imposed upon him or her.

The Companies Law defines “office holder” (or “Noseh Misra” in Hebrew) to include a director, managing director, general manager, chief executive officer, executive vice president, vice president, other managers directly subordinate to the managing director and any other person fulfilling or assuming any such position or responsibility without regard to such person’s title.

Granting an exemption to, indemnification of, and procurement of insurance coverage for, an office holder of a company requires, under the Companies Law, the approval of the company’s audit committee and board of directors, and, in some circumstances, including if the office holder is a director, the approval of the company’s shareholders.

The Company has purchased from a commercial carrier a directors’ and officers’ liability insurance policy insuring its office holders as permitted by the Companies Law and its Articles of Association. The Company has also resolved to indemnify the Company’s directors and certain other office holders by the provision to them of letters of indemnification, which provide, among other things, that subject to certain conditions and limitations, the Company will indemnify them in respect of all amounts they may be obligated to pay, including reasonable legal expenses, in the event of legal proceedings or a judgment in respect of or due to any act or omission taken or made in their capacity as office holders. In addition, the Company has resolved to exempt and release the Company’s directors and certain other office holders to the maximum extent permitted by law from and against all liability for monetary or other damages due to, or arising or resulting from, a breach of their duty of care to the Company, including in their capacity as officers of the Company to the extent they also serve as officers of the Company and has provided them with release letters to that effect.

Item 9.	Exhibits

Exhibit No.	Description

1.1	Form of Equity Securities Underwriting Agreement.*

1.2	Form of Debt Securities Underwriting Agreement.*

Exhibit No.	Description

3.1	Memorandum of Association reflecting amendments integrated into the text (incorporated by reference to Exhibit 1.1 from the Company’s Annual Report on Form 20-F for the year ended December 31, 2006 (File No. 000-12790) filed on March 29, 2007).

3.2	Articles of Association reflecting amendments integrated into the text (incorporated by reference to Exhibit 1.2 from the Company’s Annual Report on Form 20-F for the year ended December 31, 2006 (File No. 000-12790) filed on March 29, 2007).

4.1	Form of Stock Certificate Representing Ordinary Shares (incorporated by reference to Exhibit 2.1 from the Company’s Annual Report on Form 20-F for the year ended December 31, 2000 (File No. 000-12790)).

4.2	Form of Senior Debt Securities Indenture.

4.3	Form of Subordinated Debt Securities Indenture.

4.4	Form of Warrant Agreement.*

4.5	Form of Warrant Certificate.*

4.6	Form of Subscription Rights Agreement.*

4.7	Form of Subscription Rights Certificate.*

5.1	Opinion of Tulchinsky Stern Marciano Cohen Levitski & Co., Law Offices (Israeli counsel to the Registrant).

12.1	Statement regarding the computation of consolidated ratio of earnings to fixed charges.

23.1	Consent of Tulchinsky Stern Marciano Cohen Levitski & Co., Law Offices (included in Exhibit 5.1).

23.2	Consent of PricewaterhouseCoopers, LLP.

23.3	Consent of Ernst & Young LLP.

24.1	Powers of Attorney (included on signature pages).

25.1	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of the Trustee under the Senior Debt Securities Indenture.

25.2	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of the Trustee under the Subordinated Debt Securities Indenture.

*	To be filed as an exhibit to a post-effective amendment to this registration statement or as an exhibit to a report on Form 6-K and incorporated herein by reference.

Item 10.	Undertakings

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the Registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the SEC by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

(5)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)	Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(6)	That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b)

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	The undersigned Registrant hereby undertakes to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

(d)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person of the Registrant in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(e)	The undersigned Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act ( “Act”) in accordance with the rules and regulations prescribed by the SEC under section 305(b)(2) of the Act.

SIGNATURES

Pursuant to the requirements of the Securities Act, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Yavne, State of Israel, on the 28th day of December, 2009.

ORBOTECH LTD.

By:	/S/ RAANAN COHEN
Raanan Cohen President and Chief Executive Officer

By:	/S/ AMICHAI STEIMBERG
Amichai Steimberg Deputy Chief Executive Officer — Global Finance and Operations

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Raanan Cohen and Amichai Steimberg his true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution for him and in his name, place and stead, in any and all capacities, to sign any or all amendments or supplements to this Registration Statement, whether pre-effective or post-effective and any and all additional registration statements pursuant to Rule 462(b) of the Securities Act and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary or appropriate to be done with respect to this Registration Statement or any amendments or supplements hereto or any and all additional registration statements pursuant to Rule 462(b) of the Securities Act in the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ RAANAN COHEN Raanan Cohen	President and Chief Executive Officer (principal executive officer)	December 28, 2009

/S/ EREZ SIMHA Erez Simha	Corporate Vice President and Chief Financial Officer (principal financial and accounting officer)	December 28, 2009

/S/ YOCHAI RICHTER Yochai Richter	Active Chairman of the Board of Directors	December 28, 2009

/S/ DR. MICHAEL ANGHEL Dr. Michael Anghel	Director	December 28, 2009

/S/ HAIM BENYAMINI Haim Benyamini	Director	December 28, 2009

/S/ YEHUDIT BRONICKI Yehudit Bronicki	Director	December 28, 2009

/S/ DAN FALK Dan Falk	Director	December 28, 2009

/S/ GIDEON LAHAV Gideon Lahav	Director	December 28, 2009

/S/ ELIEZER TOKMAN Eliezer Tokman	Director	December 28, 2009

/S/ DR. SHIMON ULLMAN Dr. Shimon Ullman	Director	December 28, 2009

AUTHORIZED UNITED STATES REPRESENTATIVE

ORBOTECH, INC.

By	/S/ GUY SHEMI	December 28, 2009
Guy Shemi